SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2004

TEKNI-PLEX, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-28157		22-3286312
(Commission File Number)		(IRS Employer Identification No.)

260 NORTH DENTON TAP ROAD
COPPELL, TEXAS		75019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 304-5077

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

      On June 14, 2005, Tekni-Plex, Inc. (the “Company”) issued a press release, furnished as Exhibit 99.1 and incorporated herein by reference, announcing that it has entered into a new credit agreement dated June 10, 2005 (the “Credit Agreement”) among the Company, the lenders and issuers party thereto, Citicorp USA, Inc., as Administrative Agent and General Electric Capital Corporation, as Syndication Agent. A copy of the Credit Agreement is attached hereto as Exhibit 10.1. The Credit Agreement consists of a four-year, asset based, revolving credit facility in the maximum amount of $65 million.

      In addition, the Company entered into an indenture dated June 10, 2005 (the “Indenture”) among the Company, the guarantors party thereto and HSBC Bank USA, National Association, as trustee, under which the Company issued $150 million aggregate principal amount of its 10 7/8% senior secured notes due 2012. A copy of the Indenture is attached hereto as Exhibit 4.1.

Item 1.02 Termination of a Material Definitive Agreement

      As set forth in the attached press release, on June 10, 2005, the Company used the proceeds from its senior secured notes offering and equity financing to repay and permanently terminate its existing credit agreement (the “Existing Credit Agreement”) dated June 21, 2000, as amended, among the Company, the guarantors party thereto, the lenders party thereto, the LC Issuing Banks referred therein and Lehman Commercial Paper Inc., as agent. The Existing Credit Agreement consisted of a term loan facility and a revolving credit facility.

Item 3.03 Material Modification to Rights of Security Holders

      The Company conducted a solicitation of consents from the holders of its 12 3/4% senior subordinated notes due 2010 to amend the indenture dated June 21, 2000 (the “2000 Indenture”) among the Company, the guarantors listed therein and HSBC Bank USA, National Association, as trustee. Through the consent solicitation, the Company requested amendments which would increase the amount of indebtedness the Company can incur. As of April 19, 2005, the Company had received the consents required under the 2000 Indenture to approve the amendments. As set forth in the attached press release, however, the amendments did not become effective until the Company received at least $30 million of additional equity financing. With the receipt of approximately $32 million of additional equity financing by the Company as of June 10, 2005, the amendments to the 2000 Indenture are now effective. A copy of the amendments as set forth in a supplemental indenture to the 2000 Indenture is attached hereto as Exhibit 4.2.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits.

Exhibit No.	Description

4.1	Indenture dated June 10, 2005 among the Company, the guarantors party thereto and HSBC Bank USA, National Association, as trustee.

4.2	Third Supplemental Indenture dated April 25, 2005 among the Company, the guarantors party thereto and HSBC Bank USA, National Association, as trustee.

10.1	Credit Agreement dated June 10, 2005 among the Company, the lenders and issuers party thereto, Citicorp USA, Inc., as Administrative Agent and General Electric Capital Corporation, as Syndication Agent

99.1	Press Release of Tekni-Plex, Inc. dated June 14, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekni-Plex, Inc.

Date:	June 16, 2005	By:	/s/ James E. Condon

			Name:	James E. Condon
			Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated June 10, 2005 among the Company, the guarantors party thereto and HSBC Bank USA, National Association, as trustee.

4.2	Third Supplemental Indenture dated April 25, 2005 among the Company, the guarantors party thereto and HSBC Bank USA, National Association, as trustee.

10.1	Credit Agreement dated June 10, 2005 among the Company, the lenders and issuers party thereto, Citicorp USA, Inc., as Administrative Agent and General Electric Capital Corporation, as Syndication Agent

99.1	Press Release of Tekni-Plex, Inc. dated June 14, 2005.